Exhibit 99.1

Marten Transport Announces Third Quarter Results;
Net Income Improves 15.5% in Sixth Straight Quarter of Year-Over-Year Profit Growth

MONDOVI, Wis., Oct. 18, 2011 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN) today reported a 15.5% increase in net income to $6.3 million, or 29 cents per diluted share, for the third quarter ended September 30, 2011, from $5.5 million, or 25 cents per diluted share, for the third quarter of 2010. The third-quarter earnings also improved sequentially from the second-quarter net income of $6.2 million, or 28 cents per diluted share. For the nine-month period of 2011, net income increased to $16.6 million, or 75 cents per diluted share, from $14.5 million, or 66 cents per diluted share, for the same nine-month period of 2010.

Operating revenue, consisting of revenue from truckload and logistics operations, increased 21.5% to $156.3 million in the third quarter of 2011 from $128.7 million in the 2010 quarter, reflecting a continuing combination of higher shipping volume and increased fuel surcharges. For the first nine months of 2011, operating revenue increased 17.1% to $445.3 million from $380.3 million for the first nine months of 2010.

Operating revenue, net of fuel surcharges, increased 16.1% to $127.5 million in the 2011 quarter from $109.8 million in the 2010 quarter and increased 11.3% to $361.8 million in the 2011 nine-month period from $325.2 million in the 2010 nine-month period. Reflecting substantially higher fuel prices, fuel surcharges increased to $28.8 million for the third quarter of 2011 from $18.8 million in the 2010 quarter and increased to $83.5 million for the 2011 nine-month period from $55.1 million for the 2010 nine-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, increased to 91.3% for the third quarter of 2011 from 90.9% for the third quarter of 2010 and improved to 91.7% for the 2011 nine-month period from 91.9% for the 2010 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are pleased to mark our sixth consecutive quarter of year-over-year increased profitability.

"We are encouraged by our continued profitability growth which reflects the success of our long-term strategy to develop a diverse customer base that gains value from and expands all of our operating units. Our logistics revenue, net of intermodal fuel surcharges, grew by $7.0 million, or 24.7%, in this year's third quarter over the 2010 quarter. Our expanding regional operations contributed to a 2.7% increase over last year's third quarter in our average truckload revenue per tractor per week, net of fuel surcharges – our main measure of asset productivity. We have increased our regional operations to 64.8% of our truckload fleet as of September 30, 2011, from 48.2% as of a year earlier.

"We have been successful in increasing profits while continuing to invest in the future and avoiding long-term debt. This quarter marks the fifth consecutive quarter where we have increased our total number of tractors in service."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$20,514	$5,306
Marketable securities	--	138
Receivables:
Trade, net	62,663	51,094
Other	4,872	12,968
Prepaid expenses and other	12,694	13,406
Deferred income taxes	4,473	4,794
Total current assets	105,216	87,706
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	513,951	515,622
Accumulated depreciation	(151,925)	(143,563)
Net property and equipment	362,026	372,059
Other assets	570	543
TOTAL ASSETS	$467,812	$460,308

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks issued in excess of cash balances	$--	$1,066
Accounts payable and accrued liabilities	36,212	30,524
Insurance and claims accruals	14,929	17,653
Current maturities of long-term debt	--	19,346
Total current liabilities	51,141	68,589
Deferred income taxes	103,537	95,815
Total liabilities	154,678	164,404

Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,984,597 shares at September 30, 2011, and 21,950,252 shares at December 31, 2010, issued and outstanding	220	220
Additional paid-in capital	79,659	78,428
Retained earnings	230,649	215,345
Total Marten Transport, Ltd. stockholders' equity	310,528	293,993
Noncontrolling interest	2,606	1,911
Total stockholders' equity	313,134	295,904
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$467,812	$460,308

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2011	2010	2011	2010

OPERATING REVENUE	$156,348	$128,674	$445,339	$380,348

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	37,775	32,767	108,287	97,153
Purchased transportation	31,354	26,275	89,362	80,380
Fuel and fuel taxes	40,590	28,558	115,845	84,318
Supplies and maintenance	11,030	8,276	30,466	25,883
Depreciation	14,758	12,884	42,358	38,533
Operating taxes and licenses	1,644	1,505	4,577	4,584
Insurance and claims	4,617	4,413	13,330	12,249
Communications and utilities	1,168	1,143	3,396	3,010
Gain on disposition of revenue equipment	(1,084)	(184)	(2,819)	(812)
Other	3,385	3,051	10,458	8,837

Total operating expenses	145,237	118,688	415,260	354,135

OPERATING INCOME	11,111	9,986	30,079	26,213

NET INTEREST (INCOME) EXPENSE	(18)	44	(6)	(36)

INCOME BEFORE INCOME TAXES	11,129	9,942	30,085	26,249
Less: Income before income taxes attributable to noncontrolling interest	318	308	708	365

INCOME BEFORE INCOME TAXES
ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	10,811	9,634	29,377	25,884

PROVISION FOR INCOME TAXES	4,478	4,152	12,755	11,352

NET INCOME	$6,333	$5,482	$16,622	$14,532

BASIC EARNINGS PER COMMON SHARE	$0.29	$0.25	$0.76	$0.66

DILUTED EARNINGS PER COMMON SHARE	$0.29	$0.25	$0.75	$0.66

DIVIDENDS PAID PER COMMON SHARE	$0.02	$0.02	$0.06	$0.02

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$92,003	$81,370	$10,633	13.1%
Truckload fuel surcharge revenue	24,849	16,550	8,299	50.1
Total Truckload revenue	116,852	97,920	18,932	19.3

Logistics revenue, net of intermodal fuel surcharge revenue	35,500	28,457	7,043	24.7
Intermodal fuel surcharge revenue	3,996	2,297	1,699	74.0
Total Logistics revenue	39,496	30,754	8,742	28.4

Total operating revenue	$156,348	$128,674	$27,674	21.5%

Operating income:
Truckload	$9,174	$8,326	$848	10.2%
Logistics	1,937	1,660	277	16.7
Total operating income	$11,111	$9,986	$1,125	11.3%

Operating ratio:
Truckload	92.1%	91.5%		0.7%
Logistics	95.1	94.6		0.5
Consolidated operating ratio	92.9%	92.2%		0.8%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$263,613	$242,856	$20,757	8.5%
Truckload fuel surcharge revenue	72,463	48,681	23,782	48.9
Total Truckload revenue	336,076	291,537	44,539	15.3

Logistics revenue, net of intermodal fuel surcharge revenue	98,221	82,364	15,857	19.3
Intermodal fuel surcharge revenue	11,042	6,447	4,595	71.3
Total Logistics revenue	109,263	88,811	20,452	23.0

Total operating revenue	$445,339	$380,348	$64,991	17.1%

Operating income:
Truckload	$24,097	$21,759	$2,338	10.7%
Logistics	5,982	4,454	1,528	34.3
Total operating income	$30,079	$26,213	$3,866	14.7%

Operating ratio:
Truckload	92.8%	92.5%		0.3%
Logistics	94.5	95.0		(0.5)
Consolidated operating ratio	93.2%	93.1%		0.1%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Truckload Segment:
Total Truckload revenue (in thousands)	$116,852	$97,920	$336,076	$291,537
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,168	$3,084	$3,143	$2,953
Average tractors(1)	2,210	2,007	2,151	2,108
Average miles per trip	617	645	629	664
Non-revenue miles percentage(2)	11.4%	10.1%	10.8%	9.5%
Total miles – company-employed drivers (in thousands)	51,433	47,881	150,083	144,588
Total miles – independent contractors (in thousands)	1,513	3,007	5,588	11,354

Logistics Segment:
Total Logistics revenue (in thousands)	$39,496	$30,754	$109,263	$88,811
Brokerage:
Marten Transport
Revenue (in thousands)	$12,116	$9,031	$35,795	$28,695
Loads	6,336	5,059	18,485	15,854
MWL
Revenue (in thousands)	$9,215	$9,185	$25,454	$25,321
Loads	4,672	5,380	13,179	14,349
Intermodal:
Revenue (in thousands)	$18,165	$12,538	$48,014	$34,795
Loads	6,508	5,332	18,064	14,755
Average tractors	80	74	74	67

At September 30, 2011 and September 30, 2010:
Total tractors(1)	2,302	2,141
Average age of company tractors (in years)	2.5	2.3
Total trailers	4,018	3,896
Average age of company trailers (in years)	2.5	3.0
Ratio of trailers to tractors(1)	1.7	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2011	2010	2011	2010

Net cash provided by operating activities	$18,288	$21,945	$60,744	$45,913
Net cash used for investing activities	12,193	33,822	24,072	71,309

Weighted average shares outstanding:
Basic	21,985	21,934	21,978	21,920
Diluted	22,074	22,041	22,078	22,023

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 52 and 96 tractors as of September 30, 2011, and 2010, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.